Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

   513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS FIRST QUARTER EARNINGS

OF 60 CENTS PER DILUTED SHARE, UP 9% OVER LAST YEAR

Company reiterates 2014 guidance, increases dividend by 25%

and raises share repurchase authorization by $1.5 billion

CINCINNATI, Ohio, May 14, 2014 – Macy's, Inc. today reported earnings of 60 cents per diluted share for the first quarter of 2014, the 13-week period ended May 3, 2014, an increase of 9 percent compared with earnings of 55 cents per diluted share in the first quarter of 2013. Based on expectations for continued strong performance in 2014, the company also announced a 25 percent increase in its dividend on common stock and a $1.5 billion increase in its share repurchase authorization.

“Overall, business trends were soft in January through March, with the exception of the Valentine's Day shopping period. The trend improved in April when the weather began to turn in northern climate zones. We see this as a good sign moving forward into the second quarter. In addition to weather, first quarter comparisons were negatively impacted by a calendar shift for our popular Friends & Family event and the fact that we were up against a very strong first quarter last year,” said Terry J. Lundgren, Macy's, Inc. chairman and chief executive officer.

“We continue to have a positive outlook for 2014 and are reaffirming the full-year guidance we provided in January. The fundamentals of our business and our ongoing strategies remain strong. This, combined with the momentum we have built over the past five years, leads us to feel confident about the company's prospects. Our Board shares this confidence and increased our dividend and share repurchase authorization to provide an even greater return for our shareholders,” Lundgren said.

Sales

Sales in the first quarter of 2014 totaled $6.279 billion, a decrease of 1.7 percent, compared with sales of $6.387 billion in the same period last year. On a comparable sales basis, Macy's, Inc.'s first quarter sales were down 1.6 percent in 2014 compared with 2013. Together with sales from departments licensed to third parties, first quarter 2014 sales on a comparable basis were down 0.8 percent.

Please see the last page of this news release for important information regarding the calculation of the company’s comparable sales and comparable sales together with comparable sales from departments licensed to third parties.

In the first quarter of 2014, Macy's consolidated two stores in the same mall in Houston, TX, into one location as part of a mall redevelopment project.

Operating Income

Macy's, Inc.'s operating income totaled $443 million or 7.1 percent of sales for the first quarter of 2014, compared with $435 million or 6.8 percent of sales for the same period in 2013. This represents a 30 basis point increase in operating income as percent to sales.

Cash Flow

Net cash provided by operating activities was $86 million in the first quarter of 2014, compared with $298 million in the first quarter last year. Net cash used by investing activities in the first quarter of 2014 was $96 million, compared with $107 million a year ago. Net cash used by financing activities in the first quarter of 2014 was $385 million, compared with $275 million last year.

The company repurchased approximately 7.4 million shares of its common stock for a total of approximately $432 million in the first quarter of 2014.

Dividend Increase

Macy's, Inc.'s board of directors has authorized an increase in the quarterly dividend on Macy's common stock to 31.25 cents per share from the current 25 cents per share. The new dividend will be payable July 1, 2014, to shareholders of record at the close of business on June 13, 2014.

This represents the fourth increase in the dividend in the past three years. Over that period, the quarterly dividend has increased more than six-fold from 5 cents per share to 31.25 cents per share.

Increased Share Repurchase Authorization

The board also has increased the company's share repurchase authorization by $1.5 billion. This brings the remaining authorization outstanding, as of the end of the first quarter on May 3, 2014, after giving effect to this increase, to approximately $2.5 billion, which the company can use to purchase common shares from time to time in the open market, in privately negotiated transactions or otherwise at any time and from time to time without prior notice.

Since resuming its share repurchase program in August 2011, Macy's, Inc. had bought back approximately 93 million shares for approximately $3.9 billion through May 3, 2014.

Looking Ahead

The company continues to expect comparable sales growth in fiscal 2014 in the range of 2.5 percent to 3 percent.  The company also reiterated its guidance for earnings per diluted share in fiscal 2014 of $4.40 to $4.50.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2013 sales of $27.931 billion. The company operates about 840 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company also operates 13 Bloomingdale's Outlet stores. Bloomingdale’s in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.  In light of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements.  Except as may be required by applicable law, Macy's disclaims any obligation to update its forward-looking statements for any reason.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s call with analysts and investors will be held today (May 14) at 10:30 a.m. (ET). The webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-800-341-3130, passcode 1551188. A replay of the conference call can be accessed on the website or by calling 1-888 203-1112 (same passcode) about two hours after the conclusion of the call.

Macy's, Inc. is scheduled to present at the Citi 2014 Global Consumer Conference at 8:10 a.m. ET on Wednesday, May 28, in New York City.
Media and investors may access a live audio webcast of the presentation at www.macysinc.com/ir beginning at 8:10 a.m. on May 28. A replay of the webcast will be available on the company's website.)

MACY'S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   May 3, 2014

   May 4, 2013

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 6,279		$ 6,387

Cost of sales (Note 2).................................................	3,836	61.1%	3,911	61.2%

Gross margin..........................................................	2,443	38.9%	2,476	38.8%

Selling, general and administrative expenses..............	(2,000)	(31.8%)	(2,041)	(32.0%)

Operating income....................................................	443	7.1%	435	6.8%

Interest expense – net.............................................	(100)		(97)

Income before income taxes....................................	343		338

Federal, state and local income tax expense (Note 3)...	(119)		(121)

Net income.............................................................	$ 224		$ 217

Basic earnings per share..........................................	$ .61		$ .56

Diluted earnings per share.......................................	$ .60		$ .55

Average common shares:
Basic................................................................	365.9		388.2
Diluted..............................................................	372.6		394.5

End of period common shares outstanding................	361.8		383.7

Depreciation and amortization expense....................	$ 253		$ 251

MACY'S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended May 3, 2014 and May 4, 2013 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO retail inventory method did not result in the recognition of any LIFO charges or credits affecting cost of sales for the 13 weeks ended May 3, 2014 or May 4, 2013.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY'S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	May 3,	February 1,	May 4,
	2014	2014	2013
ASSETS:
Current Assets:
Cash and cash equivalents..................................	$ 1,878	$ 2,273	$ 1,752
Receivables.......................................................	275	438	295
Merchandise inventories.....................................	5,897	5,557	5,631
Prepaid expenses and other current assets...........	454	420	388
Total Current Assets.......................................	8,504	8,688	8,066

Property and Equipment – net................................	7,792	7,930	8,063
Goodwill...............................................................	3,743	3,743	3,743
Other Intangible Assets – net.................................	519	527	552
Other Assets.........................................................	760	746	616

Total Assets....................................................	$21,318	$21,634	$21,040

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt..................................................	$ 461	$ 463	$ 124
Merchandise accounts payable............................	2,390	1,691	2,426
Accounts payable and accrued liabilities..............	2,220	2,810	2,134
Income taxes.....................................................	105	362	91
Deferred income taxes.......................................	381	400	426
Total Current Liabilities...................................	5,557	5,726	5,201

Long-Term Debt...................................................	6,722	6,728	6,797
Deferred Income Taxes.........................................	1,304	1,273	1,240
Other Liabilities.....................................................	1,635	1,658	1,831
Shareholders' Equity.............................................	6,100	6,249	5,971

Total Liabilities and Shareholders' Equity..........	$21,318	$21,634	$21,040

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

13 Weeks Ended

  May 3, 2014

13 Weeks Ended

  May 4, 2013

Cash flows from operating activities:
Net income....................................................................	$ 224	$ 217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization...................................	253	251
Stock-based compensation expense...........................	21	17
Amortization of financing costs and premium on acquired debt.........................................................	(2)	(2)
Changes in assets and liabilities:
Decrease in receivables.......................................	163	78
Increase in merchandise inventories......................	(340)	(323)
Increase in prepaid expenses and other current assets.........................................	(31)	(31)
(Increase) decrease in other assets not separately identified.........................................	(14)	1
Increase in merchandise accounts payable.............	628	754
Decrease in accounts payable and accrued liabilities not separately identified.....................	(548)	(454)
Decrease in current income taxes.........................	(256)	(264)
Increase in deferred income taxes.........................	8	5
Increase (decrease) in other liabilities not separately identified.......................................	(20)	49
Net cash provided by operating activities.............	86	298

Cash flows from investing activities:
Purchase of property and equipment..............................	(63)	(65)
Capitalized software......................................................	(49)	(50)
Disposition of property and equipment............................	10	4
Other, net....................................................................	6	4
Net cash used by investing activities..................	(96)	(107)

Cash flows from financing activities:
Debt repaid...................................................................	(5)	(5)
Dividends paid...............................................................	(92)	(78)
Increase (decrease) in outstanding checks.......................	(11)	44
Acquisition of treasury stock..........................................	(403)	(336)
Issuance of common stock.............................................	126	100
Net cash used by financing activities...................	(385)	(275)

Net decrease in cash and cash equivalents.........................	(395)	(84)
Cash and cash equivalents at beginning of period................	2,273	1,836

Cash and cash equivalents at end of period.........................	$ 1,878	$ 1,752

MACY'S, INC.

Important Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the Company's financial information with additional useful information. See the table below for supplemental financial data and a corresponding reconciliation to GAAP financial measures. This non-GAAP financial measure should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in this non-GAAP financial measure may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Macy's, Inc. believes that providing changes in comparable sales including the impact of growth in comparable sales of departments licensed to third parties supplementally to its results of operations calculated in accordance with GAAP provides useful information to investors. In particular, Macy's, Inc. believes that this supplemental information assists in evaluating the Company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, on a comparable basis, and in evaluating the impact of changes in the manner in which certain departments are operated (e.g. the conversion in 2013 of most of the Company's previously owned athletic footwear business to licensed Finish Line shops).

13 Weeks

Ended

May 3,

2014

Decrease in comparable sales (Note 1)............................................................	(1.6%)

Impact of growth in comparable sales of departments licensed to third parties (Note 2)................................................................	0.8%

Decrease in comparable sales including the impact of growth in comparable sales of departments licensed to third parties..............................................................................	(0.8%)

Notes:

(1)  Represents the period-to-period change in net sales from stores in operation throughout 2014 and 2013 and all net Internet sales, excluding commissions from departments licensed to third parties.

(2)  Represents the impact on comparable sales of including the sales of departments licensed to third parties occurring in stores in operation throughout 2014 and 2013 and via the Internet in the calculation. The Company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the Company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The Company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP.